Consent of Independent Registered Public Accounting Firm

The Board of Trustees of
PPM Funds:

We consent to the use of our report dated March 15, 2018, with respect to the financial statements of PPM Strategic Income Fund, incorporated herein by reference and to the reference to our firm in the Statement of Additional Information filed on Form N-14.

/s/ KPMG LLP
Chicago, Illinois
May 7, 2018

Consent of Independent Registered Public Accounting Firm

The Board of Managers
JNL Strategic Income Fund LLC:

We consent to the use of our report dated February 23, 2018 with respect to the financial statements of JNL Strategic Income Fund LLC as of December 31, 2017, incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the Statement of Additional Information filed on Form N-14.
/s/ KPMG LLP
Chicago, Illinois
May 7, 2018